UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2015

ALLERGAN PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36867	98-1114402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square, Docklands Dublin 2, Ireland	N/A
(Address of principal executive offices)	(Zip Code)

(862) 261-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01. Other Events.

As previously announced in the Current Report on Form 8-K filed on March 18, 2015 by Allergan plc (formerly known as Actavis plc), a company incorporated under the laws of Ireland (the “Company”), with the Securities and Exchange Commission (the “SEC”), on March 17, 2015, the Company completed its acquisition of Allergan, Inc., a Delaware corporation (“Legacy Allergan”) pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of November 16, 2014 (the “Merger Agreement”), by and among Actavis plc (now known as Allergan plc), Avocado Acquisition Inc., a Delaware corporation, and Legacy Allergan.

The unaudited pro forma combined financial statements of the Company for the three months ended March 31, 2015 and for the year ended December 31, 2014, which gives effect to the acquisition of Legacy Allergan and certain other transactions, are filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Exhibit

Exhibit 99.1	Unaudited pro forma combined financial statements for the three months ended March 31, 2015 and for the year ended December 31, 2014, which gives effect to the acquisition of Legacy Allergan and certain other transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2015	Allergan plc

	By:	/s/ A. Robert D. Bailey
	Name:	A. Robert D. Bailey
	Title:	Chief Legal Officer and Corporate Secretary

Exhibit Index

Exhibit	Description of Exhibit

Exhibit 99.1*	Unaudited pro forma combined financial statements for the three months ended March 31, 2015 and for the year ended December 31, 2014, which gives effect to the acquisition of Legacy Allergan and certain other transactions.

* Exhibits filed herewith